EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of InterTrust Technologies Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Lockwood, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company;

(3)    I am responsible for establishing and maintaining disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the Report is recorded, processed, summarized and reported within the time period specified;

(4)    The disclosure controls and procedures were designed to ensure that material information regarding the Company and its consolidated subsidiaries, is made known to the Company, particularly during the period in which the Report was being prepared;

(5)    I have evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the “Evaluation Date”);

(6)    We have presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluations as of the effective date; and

(7)    The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

/s/ DAVID LOCKWOOD
David Lockwood Chief Executive Officer November 14, 2002